TERMINATION AGREEMENT

TERMINATION AGREEMENT (the "Termination Agreement") dated as of November 10, 2000, by and among by and among DIGITAL FUSION, INC. (formerly I. I. Holding Company, Inc.), a Delaware corporation ("Holdco"), IBS INTERACTIVE, INC., a Delaware corporation ("IBS"), INFONAUTICS, INC., a Pennsylvania corporation ("Info"), IBS MERGER SUB, INC. (formerly I. I. Merger Sub I, Inc.), a Delaware corporation ("IBS Merger Sub"), INFONAUTICS MERGER SUB, INC. (formerly I. I. Merger Sub II, Inc.), a Pennsylvania corporation ("Info Merger Sub"), FIRST AVENUE MERGER SUB, INC. (formerly I. I. Mergersub III, Inc.), a Delaware corporation ("FAV Merger Sub" and, together with IBS Merger Sub and Info Merger Sub, the "Merger Subs") and FIRST AVENUE VENTURES, INC., a Delaware corporation ("First Avenue"). Holdco, IBS, Info, IBS Merger Sub, Info Merger Sub, FAV Merger Sub and First Avenue are referred to collectively herein as the "Parties."

WITNESSETH:

WHEREAS, the Parties entered into an Agreement and Plan of Reorganization dated as of July 30, 2000 (the "Reorganization Agreement"); and

WHEREAS, the Reorganization Agreement contemplates a business combination among IBS, Info and First Avenue to be accomplished as set forth in the Reorganization Agreement through (i) the formation by IBS and Info of Holdco, (ii) the formation by Holdco of IBS Merger Sub, Info Merger Sub and FAV Merger Sub as wholly-owned subsidiaries of Holdco, (iii) the merger of IBS Merger Sub with and into IBS (the "IBS Merger"), (iv) the merger of Info Merger Sub with and into Info (the "Info Merger") and (v) the merger of FAV Merger Sub with and into First Avenue (the "FAV Merger" and, together with the IBS Merger and the Info Merger, the " Mergers"); and

WHEREAS, the Board of Directors of IBS has determined that it is in the best interests of IBS and the holders of IBS' common stock, par value $0.01 per share, to terminate the Reorganization Agreement in the manner set forth in this Termination Agreement and to abandon the IBS Merger; and

WHEREAS, the Board of Directors of Info has determined that it is in the best interests of Info and the holders of Info's Class A Common Stock, no par value per share, to terminate the Reorganization Agreement in the manner set forth in this Termination Agreement and to abandon the Info Merger; and

WHEREAS, the Board of Directors of First Avenue has determined that it is in the best interests of First Avenue and the holders of the capital stock of First Avenue to terminate the Reorganization Agreement in the manner set forth in this Termination Agreement and to abandon the FAV Merger;

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and in consideration of the representations, warranties and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

  Termination of Reorganization Agreement. The Reorganization Agreement is hereby terminated by mutual consent of IBS, Info and First Avenue pursuant to Section 8(a)(i) thereof. Each of the Mergers is hereby abandoned.
  Effect of Termination. All rights and obligations of the Parties under the Reorganization Agreement shall terminate without any liability of any Party to any other Party; provided that the provisions of the Confidentiality Agreement, and Sections 8(b) and 9 of the Reorganization Agreement shall survive termination of the Reorganization Agreement.
  Releases.

  3.1 Release of Info by IBS. In consideration of the agreements and releases contained in this Termination Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged and confessed, IBS hereby releases, acquits, and holds Info, its Subsidiaries and each of their respective officers, directors and employees harmless from any and all claims, demands, and causes of action by IBS or any of its Subsidiaries against Info, any of its Subsidiaries or any of their respective officers, directors or employees arising out of or related to the Reorganization Agreement, except in respect of those obligations of Info to IBS that survive termination of the Reorganization Agreement as provided in Sections 2 and 4 hereof.

  3.2 Release of First Avenue by IBS. In consideration of the agreements and releases contained in this Termination Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged and confessed, IBS hereby releases, acquits, and holds First Avenue and each of its officers, directors and employees harmless from any and all claims, demands, and causes of action by IBS or any of its Subsidiaries against First Avenue or any of its officers, directors or employees arising out of or related to the Reorganization Agreement, except in respect of those obligations of First Avenue to IBS that survive termination of the Reorganization Agreement as provided in Sections 2 and 4 hereof.

  3.3 Release of IBS by Info. In consideration of the agreements and releases contained in this Termination Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged and confessed, Info hereby releases, acquits, and holds IBS, its Subsidiaries and each of their respective officers, directors and employees harmless from any and all claims, demands, and causes of action by Info or any of its Subsidiaries against IBS, any of its Subsidiaries or any of their respective officers, directors or employees arising out of or related to the Reorganization Agreement, except in respect of those obligations of IBS to Info that survive termination of the Reorganization Agreement as provided in Sections 2 and 4 hereof.

  3.4 Release of First Avenue by Info. In consideration of the agreements and releases contained in this Termination Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged and confessed, Info hereby releases, acquits, and holds First Avenue and each of its officers, directors and employees harmless from any and all claims, demands, and causes of action by Info or any of its Subsidiaries against First Avenue or any of its officers, directors or employees arising out of or related to the Reorganization Agreement, except in respect of those obligations of First Avenue to Info that survive termination of the Reorganization Agreement as provided in Sections 2 and 4 hereof.

  3.5 Release of IBS by First Avenue. In consideration of the agreements and releases contained in this Termination Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged and confessed, First Avenue hereby releases, acquits, and holds IBS, each of its Subsidiaries and each of their respective officers, directors and employees harmless from any and all claims, demands, and causes of action by First Avenue against IBS, any of its Subsidiaries or any of their respective officers, directors or employees arising out of or related to the Reorganization Agreement, except in respect of those obligations of IBS to First Avenue that survive termination of the Reorganization Agreement as provided in Sections 2 and 4 hereof.

  3.6 Release of Info by First Avenue. In consideration of the agreements and releases contained in this Termination Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged and confessed, First Avenue hereby releases, acquits, and holds Info, each of its Subsidiaries and each of their respective officers, directors and employees harmless from any and all claims, demands, and causes of action by First Avenue against Info, any of its Subsidiaries or any of their respective officers, directors or employees arising out of or related to the Reorganization Agreement, except in respect of those obligations of Info to First Avenue that survive termination of the Reorganization Agreement as provided in Sections 2 and 4 hereof.

  3.7 Release of Holdco and Merger Subs. In consideration of the agreements and releases contained in this Termination Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged and confessed, each Party hereby releases, acquits, and holds Holdco, each Merger Sub and each of their respective officers, directors and employees harmless from any and all claims, demands, and causes of action by such releasing Party against Holdco, any Merger Sub or any of their respective officers, directors or employees arising out of or related to the Reorganization Agreement, except in respect of those obligations of Holdco or any Merger Sub to any releasing Party that survive termination of the Reorganization Agreement as provided in Sections 2 and 4 hereof.

  3.8 Release by Holdco and Merger Subs. In consideration of the agreements and releases contained in this Termination Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged and confessed, Holdco and each Merger Sub hereby releases, acquits and holds each of IBS, Info and First Avenue, each of their respective Subsidiaries and each of their respective officers, directors and employees harmless from any and all claims, demands, and causes of action by Holdco or any Merger Sub against IBS, Info, First Avenue, any of their respective Subsidiaries or any of their respective officers, directors and employees arising out of or related to the Reorganization Agreement, except in respect of those obligations of IBS, Info or First Avenue to Holdco or any Merger Sub that survive termination of the Reorganization Agreement as provided in Sections 2 and 4 hereof.

  Expenses. Each of the Parties specifically ratifies and confirms that expenses relating to the transactions contemplated by the Reorganization Agreement shall be shared in the manner set forth in Schedule 9(l) to the Reorganization Agreement.
  Liquidation and Dissolution of Holdco and the Merger Subs. Info and IBS agree to take such action as may be necessary or appropriate to change the name of Holdco to a mutually agreeable name and to liquidate and dissolve Holdco and the Merger Subs. Any expenses (including legal and accounting fees) incurred in connection with such liquidation and dissolution shall be shared equally by Info and IBS.
  Name "Digital Fusion". Each of the Parties acknowledges that none of the Parties other than IBS has any right or claim to the use of the name "Digital Fusion" from and after the date hereof, and each of the Parties other than IBS agrees that it will not assert any claim to the name "Digital Fusion"; provided that Holdco will not be deemed to have violated this provision because it retains the name "Digital Fusion, Inc." pending change of its name pursuant to Section 5 hereof.
  Other Agreements. Simultaneously with the execution and delivery of this Termination Agreement, and as a condition to execution and delivery of this Termination Agreement by IBS and Info, (i) First Avenue has executed and delivered a Confidentiality Agreement in the form attached hereto as Exhibit A and (ii) Richard Masterson ("Masterson") has executed and delivered a letter agreement in the form attached hereto as Exhibit B to the effect that the Employment Agreement between Holdco and Masterson has no force or effect.
  Defined Terms. Capitalized terms used in this Termination Agreement and not defined herein have the meanings assigned to such terms in the Reorganization Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

DIGITAL FUSION, INC.

By: /s/ Nicholas Loglisci
Name: Nicholas Loglisci
Title: President

INFONAUTICS, INC.

By: /s/ Van Morris
Name: David Van Riper Morris
Title: Chief Executive Officer and President

IBS INTERACTIVE, INC.

By: /s/Nicholas Loglisci
Name: Nicholas Loglisci
Title: Chairman & Chief Executive Officer

IBS MERGER SUB, INC.

By: /s/ Nicholas Loglisci
Name: Nicholas Loglisci
Title: President

INFONAUTICS MERGER SUB, INC.

By: /s/ Nicholas Loglisci
Name: Nicholas Loglisci
Title: President

FIRST AVENUE MERGER SUB, INC.

By: /s/ Nicholas Loglisci
Name: Nicholas Loglisci
Title: President

FIRST AVENUE VENTURES, INC.

By: /s/Richard Masterson
Name: Richard Masterson
Title: President